Exhibit 99.1

KFORCE REPORTS SECOND QUARTER 2020 REVENUE OF $343.0 MILLION, UP 1.2% YEAR OVER YEAR
TECH FLEX DECLINED 3.0% YEAR OVER YEAR
EPS OF $0.47
TAMPA, FL, August 10, 2020 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the second quarter of 2020.
Quarterly Financial Highlights
•Revenue for the quarter ended June 30, 2020 was $343.0 million compared to $338.9 million for the quarter ended June 30, 2019, an increase of 1.2%.
•Flex revenue of $336.4 million in the quarter ended June 30, 2020 increased 3.4% from $325.4 million in the quarter ended June 30, 2019. Tech Flex revenue of $251.9 million declined 3.0% year over year. FA Flex revenue of $84.5 million, including $35.1 million related to the COVID-19 business, increased 28.7% year over year.
•Direct Hire revenue of $6.6 million in the quarter ended June 30, 2020 decreased 51.1% from $13.5 million for the quarter ended June 30, 2019.
•Operating margin for the quarter ended June 30, 2020 was 4.5%, a decrease of 180 basis points from the comparable period in 2019.
•Income from continuing operations for the quarter ended June 30, 2020 was $9.9 million, or $0.47 per share, versus $16.1 million, or $0.66 per share, in the comparable period in 2019.
•Net debt as of June 30, 2020 was $47.6 million, or roughly 0.5 times trailing twelve months Adjusted EBITDA, with $100.0 million of outstanding borrowings under our credit facility and $52.4 million of cash on hand.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, commented, “We believe the strength in our second quarter results speaks to the resiliency of our business to perform during an adverse economic environment, particularly in our technology business, which was down 3% on a year-over-year basis. Our strategic decision to focus in technology, which is now roughly 80% of revenue, was due to our expectations regarding the longer-term secular drivers of demand in this space. Our belief for years has been that technology-focused businesses, when combined with a client portfolio comprised of world-class companies, should perform relatively well in all economic climates. We believe our second quarter results and early third quarter trends are highly supportive of this secular theory. Further, in our opinion, this pandemic has only further strengthened the secular drivers of demand as companies now understand more fully the business imperative to accelerate their digitalization and technology transformation efforts. We may well be looking at digitalization as the next industrial revolution.”
Joseph J. Liberatore, President, said, “I could not be prouder of how our people have adapted and executed over the last four months, while working almost 100% remotely. The strength and resiliency of our revenue stream has been encouraging and the business we secured to support several critical government-sponsored initiatives has provided an important level of support to our business as we navigate this pandemic. We have held on to our most tenured and productive associates and are looking at areas of technology investment that we believe will bring greater effectiveness to what could be a more flexible future work environment.”
David M. Kelly, Chief Financial Officer, said, “During the second quarter, we generated $36.0 million of operating cash flows while also growing our business and ended the quarter with net debt of approximately $48 million, or roughly 0.5 trailing twelve months Adjusted EBITDA. We are performing well and are in an excellent financial position, which we believe gives us the financial flexibility to continue investing in our business and deploying our capital in other areas.
We are also pleased to announce that our Board of Directors approved a third quarter cash dividend of $0.20 per share, which will be payable on September 25, 2020 to shareholders of record as of the close of business on September 11, 2020.”

Guidance
Looking forward to the third quarter of 2020, there will be 64 billing days, which is the same as the second quarter of 2020 and third quarter of 2019. Revenue per billing day in the second quarter of 2020 was $5.4 million. Current estimates for the third quarter of 2020 are:
•Revenue of $352 million to $362 million
•Earnings per share of $0.72 to $0.80
•Gross profit margin of 28.2% to 28.4%
•Flex gross profit margin of 26.9% to 27.1%
•SG&A expense as a percent of revenue of 21.3% to 21.5%
•Operating margin of 6.3% to 6.7%
•Effective tax rate of 26.8%
Conference Call
On Monday, August 10, 2020, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 8:00 p.m. E.T., Monday, August 10, 2020 through August 17, 2020 by dialing (855) 859-2056, passcode 9977937.
About Kforce, Inc.
Kforce Inc. is a domestic professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of over 40 offices and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 4,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the third quarter of 2020. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2019, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	June 30, 2019
Revenue	$343,020	$335,208	$338,861
Direct costs	245,659	240,684	237,835
Gross profit	97,361	94,524	101,026
Selling, general and administrative expenses	80,546	79,216	78,017
Depreciation and amortization	1,380	1,393	1,542
Income from operations	15,435	13,915	21,467
Other expense, net	1,427	1,381	403
Income from continuing operations, before income taxes	14,008	12,534	21,064
Income tax expense	4,123	3,428	4,988
Income from continuing operations	9,885	9,106	16,076
Income from discontinued operations, net of tax	—	—	58,783
Net income	$9,885	$9,106	$74,859

Earnings per share – diluted:
Continuing operations	$0.47	$0.42	$0.66
Discontinued operations	—	—	2.40
Earnings per share – diluted	$0.47	$0.42	$3.06

Weighted average shares outstanding - diluted	21,078	21,860	24,458
Adjusted EBITDA	$19,723	$18,209	$25,445

Billing days	64	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$52,371	$19,831
Trade receivables, net of allowances	242,391	217,929
Prepaid expenses and other current assets	7,563	7,475
Total current assets	302,325	245,235
Fixed assets, net	28,425	29,975
Other assets, net	70,721	72,838
Deferred tax assets, net	12,322	8,037
Goodwill	25,040	25,040
Total assets	$438,833	$381,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$38,371	$33,232
Accrued payroll costs	54,314	44,001
Current portion of operating lease liabilities	4,942	5,685
Income taxes payable	11,353	878
Other current liabilities	736	1,168
Total current liabilities	109,716	84,964
Long-term debt – credit facility	100,000	65,000
Other long-term liabilities	76,641	63,898
Total liabilities	286,357	213,862
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	722	722
Additional paid-in capital	465,957	459,545
Accumulated other comprehensive loss	(3,117)	(1,526)
Retained earnings	360,409	350,545
Treasury stock, at cost	(671,495)	(642,023)
Total stockholders’ equity	152,476	167,263
Total liabilities and stockholders’ equity	$438,833	$381,125

Kforce Inc.
Key Statistics
(Unaudited)

	Q2 2020	Q1 2020	Q2 2019
Total Firm
Total Revenue (000’s)	$343,020	$335,208	$338,861
GP %	28.4%	28.2%	29.8%
Flex revenue (000’s)	$336,417	$326,109	$325,354
Hours (000's)	5,591	5,072	5,216
Flex GP %	27.0%	26.2%	26.9%
Direct Hire revenue (000’s)	$6,603	$9,099	$13,507
Placements	375	610	874
Average fee	$17,648	$14,908	$15,463
Billing days	64	64	64
Technology
Total Revenue (000’s)	$255,750	$266,784	$265,305
GP %	28.2%	27.2%	28.0%
Flex revenue (000’s)	$251,948	$262,569	$259,707
Hours (000’s)	3,141	3,410	3,421
Flex GP %	27.1%	26.0%	26.4%
Direct Hire revenue (000’s)	$3,802	$4,215	$5,598
Placements	187	243	308
Average fee	$20,387	$17,347	$18,144
Finance and Accounting
Total Revenue (000’s)	$87,270	$68,424	$73,556
GP %	28.8%	32.3%	36.5%
Flex revenue (000’s)	$84,469	$63,540	$65,647
Hours (000’s)	2,450	1,662	1,795
Flex GP %	26.5%	27.0%	28.9%
Direct Hire revenue (000’s)	$2,801	$4,884	$7,909
Placements	188	367	566
Average fee	$14,927	$13,294	$13,998

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Billing Days	64	64	62	64	64
Tech Flex	(3.0)%	3.3%	4.8%	6.5%	6.2%
FA Flex	28.7%	(3.4)%	(7.6)%	(5.3)%	(9.4)%
Total Flex	3.4%	1.9%	2.1%	3.9%	2.6%

Kforce Inc.
Supplemental FA Flex Information
(Unaudited)
Kforce secured large contracts to support government-sponsored COVID-19 related initiatives during the second quarter of 2020, which materially impacted our FA segment and specifically our FA Flex business. These initiatives are possibly shorter-term in nature and likely non-recurring in nature. Given the contribution of the COVID-19 business, we are providing this supplemental information to better understand the performance of our FA Flex business.

	Three Months Ended June 30, 2020
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$84,469	$35,138	$49,331
Hours (000’s)	2,450	1,217	1,233
Flex GP %	26.5%	24.7%	27.7%
FA Flex gross profit percentage includes estimates for payroll taxes, benefits and other costs calculated using a consistently applied allocation.
Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows. For the six months ended June 30, 2019, Free Cash Flows includes results from discontinued operations.

	Six Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$38,966	$22,330
Capital expenditures	(3,793)	(4,184)
Free cash flow	35,173	18,146
Change in debt	35,000	(6,800)
Repurchases of common stock	(29,593)	(51,546)
Cash dividends	(8,455)	(8,684)
Equity method investment	(2,500)	(7,500)
Net proceeds from the sale of assets held for sale	—	122,696
Other	2,915	(1,377)
Change in cash and cash equivalents	$32,540	$64,935
Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	June 30, 2019
Net income	$9,885	$9,106	$74,859
Income from discontinued operations, net of tax	—	—	58,783
Income from continuing operations	9,885	9,106	16,076
Depreciation and amortization	1,380	1,393	1,542
Stock-based compensation expense	2,903	2,896	2,429
Interest expense, net	893	791	410
Income tax expense	4,123	3,428	4,988
Loss from equity method investment	539	595	—
Adjusted EBITDA	$19,723	$18,209	$25,445